Exhibit 99.1

BJ's Restaurants, Inc. Opens in Kissimmee, Florida

HUNTINGTON BEACH, Calif.--(BUSINESS WIRE)--BJ's Restaurants, Inc. (NASDAQ: BJRI) today announced the opening of its newest restaurant in Kissimmee, Florida, a suburb of Orlando, on May 12, 2008. The new BJ's Restaurant & Brewhouse is located at 2421 West Osceola Parkway, near the intersection of John Young Parkway and Osceola Parkway in the Loop West shopping center. The restaurant is approximately 9,000 square feet, contains seating for approximately 275 guests and features BJ’s extensive menu that includes BJ's signature deep-dish pizza, award winning handcrafted beer and our famous Pizookie® dessert. BJ’s highly detailed, contemporary décor and unique video statement, including several high definition flat panel televisions, creates a high energy, fun and family-friendly dining environment for everyone to enjoy. Hours of operation are from 11:00 a.m. to 12:00 midnight Sunday through Thursday and 11:00 a.m. to 1:00 a.m. Friday and Saturday.

“We are very pleased to bring our second restaurant to the Orlando market with the opening of our newest restaurant in Kissimmee,” commented Jerry Deitchle, President and CEO. “Our leadership team was extremely pleased with the passion and enthusiasm displayed by all of our team members in serving our guests during this very busy opening. This restaurant represents our third new opening to date for 2008 and also represents our fourth restaurant in the Florida market. We anticipate opening several more restaurants in Florida over the next several years, where consumers have enthusiastically embraced the BJ’s concept since our arrival in Florida only a year ago.” Additionally, the Company continues to remains solidly on track to open as many as 15 new restaurants during 2008 and thereby increase its total restaurant operating weeks by 20% to 25% during the year.

BJ's Restaurants, Inc. currently owns and operates 70 casual dining restaurants under the BJ's Restaurant & Brewery, BJ's Restaurant & Brewhouse or BJ's Pizza & Grill brand names. BJ's restaurants offer an innovative and broad menu featuring award-winning, signature deep-dish pizza complemented with generously portioned salads, appetizers, sandwiches, soups, pastas, entrees and desserts. Quality, flavor, value, moderate prices and sincere service remain distinct attributes of the BJ's experience. The Company operates several microbreweries which produce and distribute BJ's critically acclaimed handcrafted beers throughout the chain. The Company's restaurants are located in California (39), Texas (11), Arizona (4), Colorado (3), Oregon (2), Nevada (2), Florida (4), Ohio (2), Oklahoma (2) and Kentucky (1). The Company also has a licensing interest in a BJ's restaurant in Lahaina, Maui. Visit BJ's Restaurants, Inc. on the Web at http://www.bjsrestaurants.com.

Certain statements in the preceding paragraphs and all other statements that are not purely historical constitute "forward-looking statements" for purposes of the Securities Act of 1933 and the Securities and Exchange Act of 1934, as amended, and are intended to be covered by the safe harbors created thereby. Such statements include, but are not limited to, those regarding expected comparable restaurant sales growth in 2008, those regarding the effect of new sales-building initiatives, as well as those regarding the number of restaurants expected to be opened in 2008 and the timing and location of such openings. These forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause actual results to be materially different from those projected or anticipated. Factors that might cause such differences include, but are not limited to: (i) our ability to manage an increasing number of new restaurant openings, (ii) construction delays, (iii) labor shortages, (iv) minimum wage increases, (v) food quality and health concerns, (vi) factors that impact California, where 39 of our current 70 restaurants are located, (vii) restaurant and brewery industry competition, (viii) impact of certain brewery business considerations, including without limitation, dependence upon suppliers and related hazards, (ix) consumer spending trends in general for casual dining occasions, (x) potential uninsured losses and liabilities, (xi) fluctuating commodity costs, the effect of any resulting menu price increases on our sales, the availability of food in general and certain raw materials related to the brewing of our handcrafted beers and energy, (xii) trademark and servicemark risks, (xiii) government regulations, (xiv) licensing costs, (xv) beer and liquor regulations, (xvi) loss of key personnel, (xvii) inability to secure acceptable sites, (xviii) limitations on insurance coverage, (xix) legal proceedings, (xx) other general economic and regulatory conditions and requirements, (xxi) the success of our key sales-building and related operational initiatives and (xxii) numerous other matters discussed in the Company's filings with the Securities and Exchange Commission. BJ's Restaurants, Inc. undertakes no obligation to update or alter its forward-looking statements whether as a result of new information, future events or otherwise.

CONTACT:
BJ’s Restaurants, Inc.
Greg Levin, 714-500-2400